UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Iron Spark I Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

EXPLANATORY NOTE

On November 28, 2022, the Registrant filed with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”) for the Special Meeting of Stockholders to be held on December 19, 2022 at 10:30 a.m. EST. On December 7, 2022, the Registrant filed with the SEC Supplement No.1, dated December 6, 2022, to the Proxy Statement (“Supplement No. 1” and together with the Proxy Statement, the “Definitive Proxy Statement”). The Registrant is filing these definitive additional proxy materials on December 9, 2022, to amend and supplement certain information in the Definitive Proxy Statement. No other information in the Definitive Proxy Statement has been revised, supplemented, updated or amended.

SUPPLEMENT NO. 2, DATED DECEMBER 9, 2022,

TO

DEFINITIVE PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF IRON SPARK I INC.

TO BE HELD ON DECEMBER 19, 2022

The following disclosure corrects an error regarding the interest accrued in the Registrant’s trust account as of December 1, 2022 on the first page of Supplement No.1, which should have read as “$1,812,817.71, or approximately $0.11 per public share” instead of “$3,174,065.82, or approximately $0.19 per public share”.

Trust Account Interest Clarification

The third sentence of the last paragraph on the first page of Supplement No.1 is hereby amended and restated in its entirety to read:

“As of December 1, 2022, the interest on the funds held in the Trust Account was $1,812,817.71, or approximately $0.11 per public share.”